Oblong Announces $5.0 Million Private Placement

LOS ANGELES, CA – December 7, 2020 – Oblong, Inc. (NYSE American: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today announced that it has entered into a definitive agreement with certain institutional and accredited investors to raise aggregate gross proceeds of $5.0 million through a private placement of its common stock. The private placement is expected to close on or about December 7, 2020, subject to customary closing conditions. The Company expects to use the net proceeds of the private placement for general corporate purposes.
Oblong expects to issue an aggregate of 1,250,000 shares of the Company’s common stock in the private placement at a gross price of $4.00 per share. Additionally, investors in the private placement will be issued warrants to purchase up to 625,000 shares of the Company’s common stock. The warrants will have an exercise price of $5.49 per share and a term of 30 months. The warrants will be exercisable beginning six (6) months following the closing of the private placement. Subject to the registration of the common shares underlying the warrants, the warrants may be exercised only for cash, and upon exercise would generate up to an additional $3.4 million in gross proceeds to the Company.
The Special Equities Group, a division of Bradley Woods & Co. Ltd., acted as exclusive placement agent for the transaction.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Oblong has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement.

About Oblong, Inc.
Oblong’s innovative and patented technologies change the way people work, create, and communicate. Oblong's flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Learn more at www.oblong.com
Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Contacts
Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331